Exhibit 10.8

POBS Plus -
Incentive System for Senior Management of METTLER TOLEDO



Regulations, valid as of Nov. 5, 1998


1.       Objectives and Participants

         With this incentive plan our aim is to pursue two main objectives:

         . To orient the remuneration of senior managers directly to the achievement of annual operating plan targets and to give a special reward for reaching and exceeding the plan.
         . To emphasize the responsibility of each participant for the top-ranking interest of the Group and to promote the attainment of the overall corporate goals and success of the corporation.

         Participation in the POBS Plus incentive scheme is determined by the Group Management Committee and must be agreed in writing.

         Criteria for participation are:

         .   Key  management  function  which by  virtue  of its  tasks  and the performance  of  its  jobholder  can  significantly  influence  and contribute to the overall success of the entire Group.
         .   Managers with leadership skills and high professional competence.


2.       General Principles

2.1 In addition to the yearly base salary, participants are eligible for a bonus which is based and calculated on thegrade of target achievement. This bonus is a percentage multiple of the base salary ranging from 0 - 150 %.

2.2      Bonus Scale

         . The bonus starts after 90 % target achievement and can go up to a maximum of 130 % target achievement.
         . Within this span, for each point of target achievement, 3.75 % of the base salary are calculated as bonus.

2.3      Targets

         All targets in POBS Plus are closely related to the yearly budgets and business plans.

         As a general rule, POBS Plus includes the following target categories and weighting:

                                                                    Exhibit 10.8


         A        Group targets                      50 %
         B        Operative unit targets             40 %
         C        Personal targets                   10 %

         Target parameters and respective weighting within a category for typical functions in POBS Plus are established for each business year in the respective POBS Plus Scheme.

         Typical parameters within A and B category and their relative weighting are:

         OPBIT             70 %
         OCF 1             30 %

         With B category, also sales, inventory turnover, tax savings, interest payments (for finance / control functions) can be defined.

         Each individual target is given a weighting of minimum 5 %. The total number of targets defined should not exceed 10 And the sum of the weightings must equal 100 %.

         Based on the approved budget of the Group and Operative Units, the POBS Plus Rules which quantify the actual values and levels of target achievement per category and parameter are established.

         Both, POBS Plus Scheme and Rules are proposed per business year by the Group Management Committee and they have to be approved by the Compensation Committee.


3.       Target Setting

3.1 The requirements for complete and proper target achievement (100 %) should be challenging and ambitious, on the other hand they have to be realistic and attainable. For each participant they should be set in such a way that they can be fulfilled clearly and to the full extent.

3.2 Personal targets (category C) are agreed at the beginning of each business year for each participant with his / her supervisor. They need to be clearly measurable.

3.3 For each participant, a POBS Plus Target Achievement Sheet lists per business year all targets set incl. their weighting and the corresponding values / levels in line with the corresponding POBS Plus Rules.


4.       Target Assessment

4.1 At the end of the business year, target achievement is assessed by the superior manager for each participant.

                                                                    Exhibit 10.8


         The degree of achievement of each individual target (range 90 % to max. 130 %) is multiplied by the weighting of the individual target to give a points award for each individual target. The total score for all targets lies between 90 and 130 points which number also corresponds to the overall percentage of target achievement.

4.2      Personal targets (C category) are evaluated as follows:

         Target Achievement

          90 %  Target not reached - result unsatisfactory
         100 % Target reached, corresponding to the requirements - good result 110 % Clearly more than target achieved, requirements clearly
                exceeded,   in  terms  of  value,   time  limits,   quality,
                additional related success - very good result
         120 % Target achievement outstanding, additional major benefits / success for the company reached, excellent result
         130 % Target achievement exceptional, extraordinary additional value to the company - unique result.


5.       Bonus Calculation

         The bonus is calculated in a percentage of the yearly base salary and can vary from 0 to 150 % of this base salary depending on the total sum of points reached in the target assessment.

         Each full point above 90 and up to a maximum of 130 corresponds to a bonus amount of 3.75 % of the base salary.

         "Bonus Formula":

         (Target Points - 90 Points) x 3.75 = Bonus in % of base salary

         Example

         -        Base Salary:                       120'000
         -        Target Achievement                 109.55 % or Points

                  (109.55 - 90) x 3.75 = 73.3125 % of base salary

         -        Bonus:                             87'975


6.       Payment

         During the salary year (Jan. 1 - Dec. 31 of the calendar year or April 1 - March 31 of the following year), the annual base salary will be paid, normally divided in 12 equal monthly installments. The distribution of this basic amount, however, can vary in certain countries.

                                                                    Exhibit 10.8


         The Company represented by the Group Management Committee can elect to make a payment on account of the expected bonus in December of the relevant business year which is calculated on a provisional basis using projected results. The amount of such payment on account cannot exceed 50 % of the presumable bonus.

         The final bonus is calculated as soon as the results of the business year and the assessment of the target achievement are known. Payment (or deduction) adjusted by any payment on account is usually made until April following the end of the business year.


7.       Termination of Employment during the Business Year

         In case of termination in the first half-year of the business year, the bonus is paid pro rata on a set 95 % target achievement. In case of termination of employment in the second half-year, target achievement is measured at the end of the year (usual procedure) and the bonus calculated accordingly will be paid pro rata.


8.       Accounting Rules for Bonus Payments

         Bonus payments are accounted for in the business year to which the bonus belongs. Appropriate accruals have to be made for this purpose in the year end closing. Carry over into accounts of the payout year are not allowed.


For the Group Management Committee:



Peter Burker
Head Human Resources

                                                                    Exhibit 10.8

Greifensee, November 5, 1998


POBS Plus -
Incentive System for Senior Management of METTLER TOLEDO


ANNEX A to
Regulations, valid as of Nov. 5, 1998



Point 5 - Bonus Calculation

5.1    Chief Executive Officer

       The bonus is calculated in a percentage of the yearly base salary and can vary from 0 to 175 % of this base salary depending on the total sum of points reached in the target assessment.

       Each full point from 90 to 110 corresponds to a bonus amount of 5.0 % of the base salary.

       And each full point from 111 up to a maximum of 130 corresponds to a bonus amount of 3.75 % of the base salary.

5.2    Chief Financial Officer and Heads of Division

       The bonus is calculated in a percentage of the yearly base salary and can vary from 0 - 165 % of this base salary depending on the total sum of points reached in the target assessment.

       Each full point from 90 to 110 corresponds to a bonus amount of 4.5 % of the base salary.

       And each full point from 111 up to a maximum of 130 corresponds to a bonus amount of 3.75 % of the base salary.



For the Group Management Committee:


Peter Burker
Head Human Resources